Exhibit 10.47

                               FINANCING AGREEMENT

                                     between

                    THE COUNTY COMMISSION OF HARRISON COUNTY
               BY AND ON BEHALF OF HARRISON COUNTY, WEST VIRGINIA

                                       and

                             SALEM HEALTH CARE CORP.

                          Dated as of September 1, 1996











NOTE: THIS FINANCING AGREEMENT AND A PROMISSORY NOTE IN THE FORM AS DESCRIBED HEREIN HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF ONE VALLEY BANK, NATIONAL ASSOCIATION, AS TRUSTEE UNDER AN INDENTURE OF TRUST DATED AS OF SEPTEMBER 1, 1996, WITH THE COUNTY COMMISSION OF HARRISON COUNTY BY AND ON BEHALF OF HARRISON COUNTY, WEST VIRGINIA, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE TRUSTEE AT ITS PRINCIPAL TRUST OFFICE IN CHARLESTON, WEST VIRGINIA.

         This FINANCING AGREEMENT, made as of the first day of October, 1996, between THE COUNTY COMMISSION OF HARRISON COUNTY BY AND ON BEHALF OF HARRISON COUNTY, WEST VIRGINIA, a political subdivision of the State of West Virginia, (the "Issuer"), and SALEM HEALTH CARE CORP., a corporation duly organized under and validly existing by virtue of the laws of the State of Went Virginia (the "Company");

                                                W I T N E S S E T H :

         WHEREAS, the Issuer in a duly organized political subdivision of the State of West Virginia and is authorized by Chapter 13, Article 2C, Code of West Virginia of 1931, as amended (the "Act"), (a) to issue its revenue bonds for the purpose of providing funds (i) to pay the cost of acquiring, constructing, furnishing and equipping a commercial facility comprising a health care facility and (ii) to refund one or more series of revenue bonds previously issued pursuant to the Act to finance any such facility, in either case by lending the proceeds of such revenue bonds or otherwise making such proceeds available for such purposes to any person, firm or private corporation which will operate and maintain such facility in such a manner as shall effectuate the purposes of the Act and (b) to secure its revenue bonds by a trust agreement between the issuer and a corporate trustee including therein the pledge and assignment of revenues from any such loan to the payment of such revenue bonds; and

         WHEREAS, pursuant to such authorization and in order to further the purposes of the Act, the Issuer intends to issue and sell its Nursing Facility Refunding Revenue Bonds (Salem Health Care Corp. Project), Series 1996 in the original principal amount of $2,185,000 (the "Bonds") and refund in full the outstanding principal amount of its $2,670,000 First Mortgage Refunding Revenue Bonds (Salem Health Care Corp. Project) Series 1986 (the "Prior Bonds"), the proceeds of which were used to refinance the costs of acquisition, construction and equipping of a 120-bed intermediate and skilled nursing and rehabilitation facility, owned and operated by the Company, located at 146 Water Street, in Salem, Harrison County, West Virginia (the "Facility"); and

         WHEREAS, by issuing the Bonds to refund the Prior Bonds, the Issuer and the Company expect to finance the Facility more economically and thereby to achieve interest cost savings; and

         WHEREAS, in return for the use of the proceeds of the sale of the Bonds by the Issuer to refund the Prior Bonds, the Company has agreed to repay the amounts so used on the terms and conditions hereinafter set forth; and

         WHEREAS, the Company has determined to issue its promissory note to the Issuer in the principal amount of the Bonds (the "Note") to evidence the Company's obligation to repay such amounts under the terms and conditions set forth herein; and

         WHEREAS, all things necessary to constitute the Note a valid and binding obligation and to constitute this Financing Agreement a valid and binding agreement securing the payments under the Note have been done and performed and the execution and delivery of the Note and this Financing
Agreement, subject to the terms hereof, have in all respects been duly authorized;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.1. Definitions. The following terms shall have the meaning set forth hereinafter. All other defined terms used but not defined herein shall have the same meaning as set forth elsewhere herein or in Article I of the Indenture unless the context clearly indicates to the contrary.

         "Agreement"  or  "Financing   Agreement"   shall  mean  this  Financing
Agreement, including any amendments hereto.

         "Financing Instruments" shall mean this Financing Agreement, the Indenture, the Note, the Escrow Agreement, the Reimbursement Agreement, the Bond Purchase Agreement and the Remarketing Agreement.

         "Indenture" shall mean the Indenture of Trust dated as of the date hereof between the Issuer and the Trustee, as amended from time to time.

         "1954 Code" shall mean the Internal Revenue Code of 1954, as amended.

         "1980 Bonds" shall mean the revenue bonds issued by the Issuer under the Act in 1980 in order to finance or refinance the costs of the acquisition, construction and equipping of the Facility and refunded in full with the proceeds of the Prior Bonds.

         "Prime Rate" shall mean the rate per year announced from time to time by the Trustee, as its prime rate, with any change in the Prime Rate being effective as of the date such announced prime rate is changed.

         "Prior Bonds Trustee" shall mean United National Bank, Charleston, West Virginia, as indenture trustee for the Prior Bonds.

         "Prior Indenture" shall mean the Trust Indenture dated as of November 1, 1986 between the Issuer and the Prior Bonds Trustee pursuant to which the Prior Bonds were issued and secured.

         "Regulations"  shall  mean  the  income  tax  regulations   promulgated
pursuant to the 1954 Code, as such applicable proposed, temporary or final regulations may be amended or supplemented from time to time.

         Section 1.2. Rules of Construction. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of this Financing Agreement:

         (a) Words importing the singular number shall include the plural number and vice versa.

         (b) Words importing the redemption or calling for redemption of Bonds shall not be deemed to refer to or connote the payment of Bonds at their stated maturity.

         (c) All references herein to particular articles or sections are references to articles or sections of this Financing Agreement unless otherwise indicated.

         (d)  The  headings  and  Table  of  Contents   herein  are  solely  for
convenience of reference and shall not constitute a part of this Financing Agreement nor shall they affect its meaning, construction or effect.

         (e) Accounting terms not otherwise defined have the meaning assigned to them in accordance with generally accepted accounting principles.

                                   ARTICLE II

                                 REPRESENTATIONS

         Section 2.1. Representations by Issuer. The Issuer makes the following representations:

         (a) The Issuer is a political subdivision of the State of West Virginia and has the power to enter into the Financing Instruments to which it is a party and the transactions contemplated thereby and to perform its obligations thereunder, to issue the Bonds to refund the Prior Bonds, and to assign the Note to the Trustee.

         (b) By proper action in the form of resolutions adopted by The County Commission of Harrison County, West Virginia, the Issuer has duly authorized the execution and delivery of the Financing Instruments to which it is a party, and the Bonds, the performance of its obligations thereunder and the issuance of the Bonds and, simultaneously with the execution and delivery of this Financing Agreement, the Issuer has duly executed and delivered the Financing Instruments to which it is a party and issued and sold the Bonds.

         (c) To the best of its knowledge, the Issuer is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money and is not in default under any instrument under or subject to which any indebtedness for borrowed money has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder; provided, however, that no representation is expressed concerning previously issued revenue bonds for private parties under the Act, the status of which have no adverse effect on the Issuer's power or authority to carry out the transactions contemplated by this Financing Agreement.

         (d) The Issuer is not (1) in violation of the Act or any existing law, rule or regulation applicable to it or (2) in default under any indenture, mortgage, deed of trust, lien, lease, contract, note, order, judgment, decree or other agreement, instrument or restriction of any kind to which any of its assets are subject; provided, however, that no representation is expressed concerning previously issued revenue bonds for private parties under the Act, the status of which have no adverse effect on the Issuer's power or authority to carry out the transactions contemplated by this Financing Agreement. The execution and delivery by the Issuer of the Financing Instruments to which it is a party and the Bonds and the compliance with the terms and conditions thereof will not conflict with or result in the breach of or constitute a default under any of the above described documents or other restrictions.

         (e) No further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is required in connection with (1) the issuance and delivery of the Bonds by the Issuer, (2) the execution or delivery of or compliance by the Issuer with the terms and conditions of the Financing Instruments to which it is a party, or (3) the assignment and pledge by the Issuer pursuant to the Indenture of its rights under this Financing Agreement including the Note and the payments thereon by the Company, as security for payment of the principal of and interest on the Bonds. The consummation by the Issuer of the transactions set forth in the manner and under the terms and conditions as provided herein will comply with all applicable state, local or federal laws and any rules and regulations promulgated thereunder by any regulatory authority or agency.

         (f) No litigation, inquiry or investigation of any kind in or by any judicial or administrative court or agency is pending or, to its knowledge, threatened against the Issuer with respect to (1) the organization and existence of the Issuer, (2) its authority to execute or deliver the Financing Instruments to which it is a party, the Indenture or the Bonds or the assignment of the Note, (3) the validity or enforceability of any of such instruments or the transactions contemplated hereby or thereby, (4) the title of any officer of the Issuer who executed such instruments, or (5) any authority or proceedings related to the execution and delivery of such instruments on behalf of the Issuer. No such authority or proceedings have been repealed, revoked, rescinded or amended, and all are in full force and effect.

         (g) The Issuer hereby finds that the refunding of the Prior Bonds is advisable and will serve the purposes of the Act.

         (h) The issuance of the Prior Bonds was approved by the Issuer at a meeting duly called and held on November 19, 1986, notice of which meeting was published in a newspaper having general circulation in Harrison County, West Virginia on November 5 and November 12, 1986.

         Section 2.2. Representations by Company. The Company makes the following representations:

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of West Virginia; has the power to enter into the Financing Instruments to which it is a party and the transactions contemplated thereunder; and by proper action has duly authorized the execution and delivery of such Financing Instruments and the Note and the performance of its obligations thereunder.

         (b) The Company is licensed by the appropriate West Virginia state and local authorities and is authorized to operate the Facility in the manner in which it is currently operated.

         (c) The Company is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money and is not in default under any instrument under and subject to which any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any such agreement that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         (d) There is no litigation at law or in equity or any proceeding before any governmental agency involving the Company pending or, to the knowledge of the Company, threatened against the Company in which any liability of the Company is not adequately covered by insurance or for which adequate reserves are not provided or for which any judgment or order would have a material adverse effect upon the business or assets of the Company or affect its existence or authority to do business, the operation of the Facility, the validity of the Financing Instruments to which it is a party or the performance of its obligations thereunder.

         (e) The execution and delivery of the Financing Instruments to which it is a party, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated therein do not and will not conflict with, or constitute a breach or result in a violation of, the Company's articles of incorporation or bylaws, any agreement or other instrument to which the Company is a party or by which it is bound or any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Company or its property.

         (f) The Company has obtained all consents, approvals, authorizations and orders of any governmental or regulatory authority that are required to be obtained by the Company as a condition precedent to the issuance of the Bonds, the execution and delivery of the Financing Instruments to which it is a party and the performance by the Company of its obligations thereunder, or that are required for the operation of the Facility.

         (g) The Facility complies with all presently applicable ordinances and licensure and environmental protection laws, the noncompliance with which would have a material adverse effect on the business or operations of the Company conducted at the Facility.

         (h) To the best of its knowledge, interest paid or accrued on the 1980 Bonds was at all times exempt from federal income taxation under Section 103 of the 1954 Code. To the best of its knowledge, interest paid or accrued on the Prior Bonds was at all times excluded from the gross income of the owners thereof for purposes of federal income taxation.

         (i) The Company intends to continue to cause the Facility to be operated as a nursing home facility meeting all of the requirements of the Act for so long as the Bonds are outstanding.

         (j) To the best of its knowledge, at least 98% of the proceeds of the Prior Bonds, together with other available moneys, were applied to redeem the 1980 Bonds in full within 90 days of the date the Prior Bonds were issued. To the best of its knowledge, no more than 2% of the proceeds of the Prior Bonds were applied to pay their costs of issuance.

                                   ARTICLE III

                   ISSUANCE OF THE BONDS AND USE OF PROCEEDS;
                       EXECUTION AND DELIVERY OF THE NOTE


         Section 3.1. Agreement to Issue Bonds; Application of Bond Proceeds. The Issuer, concurrently with the execution and delivery of this Financing Agreement, will issue, sell and deliver the Bonds and will deposit the proceeds thereof with the Trustee. In accordance with the Indenture, the Trustee will deliver or will cause the Underwriter to deliver all of such proceeds to the Prior Bonds Trustee to be applied, together with other moneys provided by the Company, to defease and redeem the Prior Bonds in full and discharge the Prior Indenture.

         Section 3.2. Refunding by the Issuer. Upon the terms and conditions of this Financing Agreement and the Indenture, the Issuer agrees to use the proceeds of the sale of the Bonds to refund the Prior Bonds.

         Section  3.3.   Execution   and  Delivery  of  the  Note  prior  to  or
simultaneously with the issuance of the Bonds, to evidence its repayment obligations hereunder, the Company shall execute and deliver the Note in substantially the form of Exhibit A to the Issuer for assignment to the Trustee as security for the payment of the Bonds.

         Section 3.4. No Lien on or Security Interest in Facility. This Financing Agreement is not intended to create and does not create a lien on or security interest in any part of the Facility as security for the payment of amounts payable hereunder or under the Note.

                                   ARTICLE IV

                              PAYMENTS ON THE NOTE

         Section 4.1. Amounts Payable. (a) The Company shall make all payments required by the Note as and when they become due and shall promptly pay all other amounts necessary to enable the Trustee to make the transfers required by
Article IV of the Indenture.

         (b)      The Company shall also pay, as and when the same become due:

         (1) To the Trustee, its reasonable fees for services rendered and for expenses reasonably incurred by it as Trustee under the Indenture, including the reasonable fees and disbursements of its counsel, the reasonable fees and expenses of the Remarketing Agent and any other paying agents and all other amounts that the Company herein assumes or agrees to pay, including any cost or expense necessary to cancel and discharge the Indenture upon payment of the Bonds.

         (2) To the Issuer and its reasonable costs and expenses directly related to the Bonds and the Facility, including the reasonable fees and expenses of Bond Counsel and the Issuer's counsel (provided, however, that such amounts so paid to the Issuer shall not equal or exceed an amount which would cause the "yield" on the Note, this Financing Agreement or any other "acquired purpose obligation" to be "materially higher" than the "yield" on the Bonds, as such terms are defined in the Code).

         (3)      Amounts described in Section 4.6.

         (4) All other amounts that the Company agrees to pay under the terms of this Financing Agreement and the Indenture.

         Section 4.2. Payments Assigned. The Company consents to the assignment made by the Indenture of the Note and of the rights of the Issuer under this Financing Agreement to the Trustee and agrees to pay to the Trustee all amounts payable by the Company pursuant to the Note and this Financing Agreement, except for payments made to the Issuer pursuant to Sections 4.1(b)(2) and 5.6.

         Section 4.3. Default in Payments. If the Company fails to make any payments required by the Note or this Financing Agreement when due, the Company shall pay to the Trustee interest thereon until paid at a rate equal to the highest rate on any Bonds then outstanding or, in case of the payment of any amounts not to be used to pay principal of or interest on Bonds, at a rate equal to the Prime Rate plus one percent per year.

         Section 4.4. Obligations of Company Unconditional. The obligation of the Company to make the payments on the Note and to observe and perform all other covenants, conditions and agreements hereunder shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer, the Bank, the Remarketing Agent or the Trustee. Subject to the prepayment of the Note as provided therein, the Company shall not suspend or discontinue any payment on the Note or hereunder or fail to observe and perform any of its other covenants, conditions or agreements hereunder for any cause, including without limitation, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title to any part or all of the Facility or commercial frustration of purpose, or any damage to or destruction or condemnation of all or any part of the Facility, or any change in the tax or other laws of the United States of America, the State of West Virginia or any political subdivision of either, or any failure of the Issuer, the Bank, the Remarketing Agent or the Trustee to observe and perform any covenant, condition or agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with any Financing Instrument. The Company may, after giving to the Issuer and the Trustee 10 days' notice of its intention to do so, at its own expense and in its own name, or in the name of the Issuer if procedurally required, prosecute or defend any action or proceeding or take any other action involving third persons that the Company reasonably deems necessary to secure or protect any of its rights hereunder. In the event the Company takes any such action, the Issuer shall cooperate fully with the Company and shall take all necessary action to substitute the Company for the Issuer in such action or proceeding if the Company shall so request.

         Section 4.5. Advances by Issuer or Trustee. If the Company fails to make any payment or perform any act required of it hereunder, the Issuer or the Trustee, without prior notice or demand on the Company and without waiving or releasing any obligation or default, may (but shall be under no obligation to) make such payment or perform such act. All amounts so paid by the Issuer or the Trustee and all costs, fees and expenses so incurred shall be payable by the Company on demand as an additional obligation under the Note, together with interest thereon at the Prime Rate plus one percent per year until paid.

         Section 4.6. Rebate Requirement. (a) At its sole expense on behalf of the Issuer, the Company shall determine and pay to the United States the Rebate Amount, hereinafter defined, as and when due in accordance with the "rebate requirement" described in Section 148(f) of the Code and Regulations thereunder, including without limitation, Regulations Section 1.148-3. The Company shall retain records of all such determinations until six years after Payment of the Bonds.

         (b) Reference is made to Exhibit B hereto for additional details of the rebate requirement. Exhibit B may be amended or substituted without compliance with Article XI of the Indenture or Section 8.3 hereof and without any action of the Issuer upon the Company's delivery to the Trustee of the proposed amendment or substitution together with an opinion of Bond Counsel that compliance with this section and Exhibit B, as amended, will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

         (c) Notwithstanding anything contained herein to the contrary, no such payment will be required if the Company receives and delivers to the Issuer and the Trustee an opinion of Bond Counsel that such payment is not required under the Code to prevent any Bonds from becoming "arbitrage bonds" within the meaning of Section 148 of the Code.

         (d) The Issuer shall not be liable to the Company by way of contribution, indemnification, counterclaim, set-off or otherwise for any payment made or expense incurred by the Company pursuant to this section or the Indenture.

         Section 4.7. Letter of Credit. The Company shall provide for the payment of amounts due under Section 4.1 (a) from Available Moneys, including, delivery to the Trustee on the date of initial authentication and delivery of the Bonds of a Letter of Credit in favor of the Trustee and for the benefit of the holders of the Bonds. The Company shall be entitled to provide a Substitute Letter of Credit under certain circumstances as provided in the Indenture. Any extension of the Letter of Credit shall be for a period of at least one year or, if less, the fifteenth day after the maturity date of the Bonds.

                                    ARTICLE V

                                SPECIAL COVENANTS

         Section 5.1. Operation of Facility by the Company; No Warranty of Condition or Suitability by the Issuer. (a) The Company shall operate the Facility, or cause it to be operated, as a nursing home facility or other purposes contemplated by the Act.

         (b) The Issuer makes no warranty, either express or implied, as to the Facility or the condition thereof, or that the Facility has been or will be suitable for the purposes or needs of the Company.

         Section 5.2. Reference to Bonds Ineffective after Bonds Paid and Other Obligations Satisfied. Upon payment of the Bonds and upon payment of all obligations under this Financing Agreement and the Note, subject to Section 8.1, all references in this Financing Agreement to the Bonds, the Trustee and the Issuer shall be ineffective, and neither the Trustee, the holder of the Note, the Issuer nor the holders of any of the Bonds shall thereafter have any rights hereunder except as provided in Sections 4.1(b), 4.6 and 5.6.

         Section 5.3. Certificate as to No Default. The Company shall deliver to the Issuer and the Trustee within 120 days after the close of each of its Fiscal Years a certificate signed by the chief executive officer, the chief administrative officer or the chief financial officer of its corporate general partner stating that (a) (1) the Company is not in default under the Note or this Financing Agreement, and (2) the Company has no knowledge of any violation of any of the terms or provisions of the Note or this Financing Agreement or of the occurrence of any condition, event or act that, with or without notice or lapse of time or both, would constitute an event of default hereunder or thereunder, or (b) if it is in default, specifying the nature and period of default and what action the Company is taking or proposes to take with respect thereto.

         Section 5.4. [Reserved)

         Section 5.5. Tax Exemption. (a) Unless the Company shall deliver to the Trustee an opinion of Bond Counsel to the effect that such use, occupation or ownership will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, the Company shall not:

         (1) take any action or approve the Trustees taking any action or making any investment or use of the proceeds of the Bonds that would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code.

         (2) barring unforeseen circumstances, approve the use of the proceeds of any Bonds or any other funds other than in accordance with its "non-arbitrage" certificate with respect to such use given immediately prior to the delivery of the Bonds;

         (3) take or permit any action that would result in more than 5% of the proceeds of the 1980 Bonds, the Prior Bonds or the Bonds being used directly or indirectly to make or finance loans to any person who is not an "exempt person" within the meaning of Section 103(b)(3) of the 1954 Code or a "governmental unit" within the meaning of Section 141(c) of the Code or otherwise cause the 1980 Bonds, the Prior Bonds or the Bonds to be or become "consumer loan bonds" within the meaning of Section 103(o) of the 1954 Code.

         (4) permit any component of the Facility to be used or occupied by the United States of America or an agency or instrumentality thereof in any manner for compensation, including any entity with statutory authority to borrow from the United States of America in any case within the meaning of Section 149(b) of the Code, or in any way cause the Bonds to be "federally guaranteed" within the meaning of Section 103(h) of the 1954 Code or Section 149(b) of the Code.

         (5) permit the addition of any "principal user" of the Facility within the meaning of Section 103(b)(6) of the 1954 Code or Section 144(a) of the Code; or
         (6) take any other action that would adversely affect the exclusion of interest on the Bonds from gross income.

         (b) The Company shall not take or omit to take any action the taking or omission of which would result in any of the proceeds of the Bonds, within the meaning of Section 147(g) of the Code, being used to finance the costs of issuance of the Bonds.

         (c) The Company represents and warrants that (i) the original principal amount of the Prior Bonds, plus any amounts held as a sinking fund for payment of the principal of the 1980 Bonds, did not exceed the aggregate outstanding principal amount of the 1980 Bonds as determined on the date of issuance of the Prior Bonds, and (ii) the principal amount of the Bonds, plus any amounts held by the Prior Bonds Trustee as a sinking fund for payment of the principal of the Prior Bonds, do not exceed the outstanding principal amount of the Prior Bonds as determined on the date of issuance of the Bonds.

         (d) The Company  represents  and warrants  that,  within the meaning of
Section 147(b) of the Code and comparable provisions of the 1954 Code, the "average maturity" of the Bonds does not exceed 120% of the remaining "average reasonably expected economic life" of the Facility, such "average maturity" and remaining "average reasonably expected economic life" being computed in the manner contemplated by Section 147(b) of the Code and comparable provisions of the 1954 Code. The Company further represents and warrants that the "average maturity" of the Bonds is less than the remaining "average maturity" of the Prior Bonds.

         (e) The Company represents, covenants and agrees that not more than 25% of the proceeds of the 1980 Bonds, the Prior Bonds or the Bonds have been or will be used to provide a facility the primary purpose of which is one of the following: retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. The Company further covenants and agrees that no part of the proceeds of the 1980 Bonds, the Prior Bonds or the Bonds have been or will be used to provide any of the following and that no part of the Facility will be used for any of the following purposes or activities: any airplane, skybox or other private luxury box, health club facility, facility used primarily for gambling, store the principal business of which is the sale of alcoholic beverages for consumption off premises, private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and/or ice skating), racquet sports facility
(including any handball or racquetball court), hot tub facility, suntan facility, racetrack or residential real property for family units.

         (f) The Company represents, covenants and agrees that (i) substantially all (90% or more) of the proceeds of the 1980 Bonds (exclusive of such proceeds applied to redeem other 1980 Bonds) were used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 103(b)(6) of the 1954 Code, (ii) less than 25% of the proceeds of the 1980 Bonds, the Prior Bonds or the Bonds have been or will be used directly or indirectly for the acquisition of land or an interest in land, including mineral reserves, and (iii) none of such proceeds were or will be used for the acquisition of land or an interest in land to be used for farming purposes.

         (g) The Company represents and warrants that except for the Prior Bonds and the Bonds, no bonds, notes or other obligations of any state, territorial possession or any political subdivision of the United States of America or any political subdivision of any of the foregoing or of the District of Columbia have been issued since April 30, 1968, and are now outstanding, the proceeds of which have been or are to be used primarily with respect to projects (i) the "principal user" of which is or will be the Company or any "related persons," as defined in Section 103(b)(6) of the 1954 Code or Section 144(a) of the Code and
(ii) that are located within Harrison County, West Virginia or are integrated facilities located outside of Harrison County within one-half mile of the Facility. The Company further represents and warrants that (i) obligations have not been assumed, expenditures have not been made and outstanding obligations do not exist, including, without limitation, the leasing of equipment (pursuant to leases which do not qualify as "true" leases within the meaning of the Code), which would cause the "aggregate face amount" of the Bonds as computed under the provisions of Section 103(b)(6) of the 1954 Code or 144(a)(4) of the Code and the Regulations to exceed $10,000,000 and (ii) that, within three years after the date any of the 1980 Bonds or the Prior Bonds were issued, the Company did not make nor permit any user of the Facility to make any expenditure, assume any obligations or take or permit any other action to be taken which caused the "aggregate face amount" of any of the 1980 Bonds or the Prior Bonds as computed under the provisions of Section 103(b)(6) of the 1954 Code to exceed $10,000,000.

         (h) The Company represents and warrants that the Facility is located only at the place or places specified in the notice of public hearing published with respect to the Prior Bonds pursuant to Section 103(k)(2) of the 1954 Code and Section 147(f) of the Code.

         (i) The Company represents and warrants that neither the Company (including any "related person," within the meaning of Section 144(a)(3) of the Code) nor any other "principal user" of the Facility (including any related person), within the meaning of Section 144(a)(2) of the Code, is a principal user of any facility other than the Facility that is financed with (i) an "industrial development bond," within the meaning of Section 103(b) of the 1954 Code, (ii) a "qualified small issue bond," within the meaning of Section 144(a) of the Code, or (iii) any other "outstanding tax-exempt facility-related bonds," within the meaning of Section 144(a)(10) of the Code. The Company covenants and agrees that the aggregate authorized face amount of the bonds described in the preceding sentence (including the Bonds) which can be allocated to any "test period beneficiary" as such term is defined either in Section 103(b)(15)(D) of the 1954 Code or in Section 144(a)(10)(D) of the Code (including, but not limited to the Company) will not exceed $40,000,000. The Company further covenants and agrees that it will not permit the use of the Facility by any person (other than the Company or a "related person" within the meaning of Section 103(b)(6) of the 1954 Code or Section 144 of the Code) to whom any part of the 1980 Bonds, the Prior Bonds or the Bonds would be allocated pursuant to
Section 103(b)(15) of the 1954 Code or Section 144(a)(10) of the Code, if the amount allocated, when increased as provided in Section 103(b)(15)(A) of the 1954 Code or Section 144(a)(10)(A) of the Code, would exceed $40,000,000.

         (j) The Company represents and warrants that none of the proceeds of the 1980 Bonds issued subsequent to 1983 were used to acquire any property or an interest therein (other than land or an interest in land) unless:

         (i) the first use of such property was pursuant to such acquisition; or

         (ii) "rehabilitation expenditures," within the meaning of Section 103(b)(17)(c) of the 1954 Code with respect to that part of such property constituting:

         (A) a building (and the equipment therefor), equalled or exceeded fifteen percent (15%) of that portion of the cost of acquiring such building (and the equipment therefor) that was financed with the proceeds of such 1980 Bonds; and

         (B) a facility other than a building, equalled or exceeded one hundred percent (100%) of that portion of the cost of acquiring such facility that was financed with the proceeds of such 1980 Bonds.

         (1) The Issuer covenants and agrees that, prior to the issuance of the Bonds, it shall duly elect to have the provisions of Section 103(b)(6)(D) of the 1954 Code and Section 144(a)(4) of the Code apply to such issue and such election shall be made in accordance with the applicable Regulations or procedures of the Internal Revenue Service. The Company covenants and agrees that it shall furnish to the Issuer whatever information is necessary for the Issuer to make such election and shall compile such supplemental statements and other information as required by the applicable Regulations and procedures of the Internal Revenue Service.

         (l) The Company will comply with, and make all filings required by, all effective rules, rulings or Regulations promulgated by the Department of the Treasury or the Internal Revenue Service, with respect to obligations issued under Section 103(b)(6) of the 1954 Code as a "small issue industrial development bond" the interest on which is exempt from federal income taxation or issued under Section 144(a) of the Code as a "qualified small issue bond" the interest on which is excludable from gross income for federal income tax purposes.

         (m) The Company represents and warrants that the Facility does not share common facilities (such as an enclosed mall, heating and cooling facilities or parking facilities) with any other part of the same building, other portions of an enclosed shopping mall or a strip of offices, stores or warehouses that were financed with tax-exempt small issue industrial development bonds under Section 103(b)(6) of the 1954 Code or qualified small issue bonds under Section 144(a) of the Code.

         (n) The Company represents and warrants that no rebate with respect to the Prior Bonds is payable to the United States pursuant to the provisions of
Section 148 of the Code.

         (o) The Issuer will comply with the information reporting requirements of Section 149(e) of the Code with respect to the Bonds.

         (p) The Company represents and warrants that the information contained in the certificates or representations for the Company with respect to compliance with the requirements of Section 149(e) of the Code, including the information in Form 8038, is true and correct in all material respects.

         (q) The Company shall take all action necessary to ensure that interest on the Bonds, for federal income tax purposes, is not included in gross income of the owners thereof.

         Section 5.6. Indemnification. (a) The Company shall at all times protect, indemnify and save harmless the Issuer, the Trustee and the Remarketing Agent (collectively, the "Indemnitees") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (hereinafter referred to as "Damages"), including without limitation (1) all amounts paid in settlement of any litigation commenced or threatened against the Indemnitees, if such settlement is effected with the written consent of the Company, (2) all expenses reasonably incurred in the investigation of, preparation for or defense of any litigation, proceeding or investigation of any nature whatsoever, commenced or threatened against the Company, the Facility or the Indemnitees, (3) any judgments, penalties, fines, damages, assessments, indemnities or contributions, and (4) the reasonable fees of attorneys, auditors, and consultants, provided that the Damages arise out of:

         (A) failure by the Company or its partners, employees or agents, to comply with the terms of this Financing Agreement or the Note, and any agreements, covenants, obligations, or prohibitions set forth therein;

         (B) any action, suit, claim or demand contesting or affecting the title of the Facility;

         (C) any breach by the Company of any representation or warranty set forth in this Financing Agreement or the Note, or any certificate delivered by the Company pursuant thereto, and any claim that any representation or warranty of the Company contains or contained any untrue or misleading statement of fact or omits or omitted to state any material facts necessary to make the statements made therein not misleading in light of the circumstances under which they were made;

         (D) any action, suit, claim, proceeding or investigation of a judicial, legislative, administrative or regulatory nature arising from or in connection with the ownership, operation, occupation or use of the Facility; or

         (E) any suit, action, administrative proceeding, enforcement action, or governmental or private action of any kind whatsoever commenced against the Company, the Facility or the Indemnitees that might adversely affect the validity, enforceability or tax-exempt status of the Bonds, this Financing Agreement or the Note, or the performance by the Company or any Indemnitee of any of their respective obligations thereunder;

provided that such indemnity shall be effective only to the extent of any loss that may be sustained by the Indemnitees in excess of the proceeds net of any expenses of collection, received by them or from any insurance carried with respect to such loss and provided further that the benefits of this section shall not inure to any person other than the Indemnitees.

         (b) If any action, suit or proceeding is brought against the Indemnitees for any loss or damage for which the Company is required to provide indemnification under this section, the Company, upon request, shall at its expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by the Company and approved by the Indemnitees, which approval shall not be unreasonably withheld, provided that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. If an Indemnitee shall have reasonably concluded that there may be defenses available to it that are in conflict with those available to the Company or to other Indemnitees (in which case the Company shall not have the right to direct the defense of such action on behalf of such Indemnitee), such Indemnitee may engage separate counsel and the reasonable legal and other expenses incurred by such Indemnitee shall be borne by the Company. The obligations of the Company under this section shall survive any termination of this Agreement, including prepayment of the Note.

         (c) Nothing contained herein shall require the Company to indemnify the Issuer for any claim or liability resulting from its willful, wrongful acts or the Trustee or the Remarketing Agent for any claim or liability resulting from its negligence (under the standard of care set forth in Article IX of the Indenture) or its willful, wrongful acts.

         (d) All references in this section to the Issuer, the Trustee and the Remarketing Agent, including references to Indemnitees, shall include their members, commissioners, directors, officers, employees, representatives and agents.

         Section 5.7. Maintenance and Insurance of Facility. (a) The Company shall, at its own expense, keep the Facility in as reasonably safe condition as its operations shall permit and shall keep the Facility in good repair and operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs, renewals and replacements. The Company shall comply, in all material respects, with all laws applicable to the Facility.

         (b) The Company shall, at its own expense, continuously maintain insurance in connection with the Facility and the Company's operations against such risks as are customarily insured against by organizations of the same general type, including without limitation insurance for property damage, liability for bodily injury, liability for property damage and workers' compensation.

         Section 5.8. Corporate Existence. The Company shall maintain its existence as a West Virginia corporation and shall not, without the prior consent of the Trustee, dissolve or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another domestic partnership or corporation (i.e. a partnership or corporation created under the laws of the United States of America, one of the states thereof or the District of Columbia) or permit one or more other domestic partnerships or corporations to consolidate with or merge into it; provided, however, that with the prior written consent of the Bank, the Company may consolidate with or merge into another domestic partnership or corporation, or permit one or more domestic partnerships or corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic partnership or corporation all or substantially all of its assets and thereafter dissolve, or sell or assign all or substantially all of its assets to a governmental unit, if after giving effect to such consolidation, merger, transfer, sale or assignment the surviving, resulting or transferee partnership, corporation or governmental unit:

         (1) will not be in default under any covenant under this Financing Agreement;

         (2) if it is not the Company, has the power to assume and assumes in writing all of the obligations of the Company herein and in the Note; and

         (3) if it is not a West Virginia partnership or corporation or a political subdivision of the State of West Virginia, either qualifies to do business in West Virginia or files with the Trustee a consent to service of process reasonably acceptable to the Trustee.

         Section 5.9. Obligations Under the Indenture. The Company shall undertake all actions and carry out all responsibilities prescribed for it under the Indenture.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1. Event of Default Defined. Each of the following events shall be an Event of Default:

         (a) Failure of the Company to make any payment on the Note when due and payable;

         (b) Failure of the Company to observe and perform any of its other covenants, conditions or agreements hereunder for a period of 30 days after notice specifying such failure and requesting that it be remedied, given by the Issuer or the Trustee to the Company;

         (c) (1) Failure of the Company to pay generally its debts as they become due, (2) commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, (3) consent by the Company to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Company or any substantial part of its property, or to the taking possession by any such official of any substantial part of the property of the Company, (4) making by the Company of any assignment for the benefit of creditors generally, or (5) taking of corporate action by the Company in furtherance of any of the foregoing;

         (d) The (1) entry of any decree or order for relief by a court having jurisdiction over the Company or its property in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, (2) appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Company or any substantial part of its property, or (3) entry of any order for the termination or liquidation of the Company or its affairs;

         (e) Failure of the Company within 60 days after the commencement of any proceedings against it under the federal bankruptcy laws or other applicable federal or state bankruptcy, insolvency or similar law, to have such proceedings dismissed or stayed;

         (f) Abandonment of the Facility by the Company for a period in excess of thirty (30) days; or

         (g)      An Event of Default under the Indenture.

         The foregoing provisions of subsection (b) are subject to the limitation that if by reason of force majeure the Company is unable in whole or in part to observe and perform any of its covenants, conditions or agreements hereunder, other than its obligations contained in Sections 4.1, 4.6, 4.7, 5.1, 5.5, 5.6 and 5.8, the Company shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall include without limitation acts of God; strikes, lockouts or other disturbances; acts of public enemies; orders of any kind of the government of the United States of America or the State of West Virginia or any political subdivision thereof or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company shall remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its covenants, conditions and agreements, provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of any opposing party when such course is in the judgment of the Company not in its best interests.

         Section 6.2. Remedies on Default. Whenever any Event of Default hereunder shall have occurred and is continuing, the Trustee as the assignee of the Issuer:

         (a) May, and at the written direction of the holders of not less than 25% in aggregate principal amount of Bonds then outstanding, shall declare all amounts payable as principal and interest on the Note to be immediately due and payable, whereupon the same shall become immediately due and payable, except that the Trustee shall not make such a declaration unless the Bank has either
(1) consented to such declaration or (2) has failed to honor any proper drawing under the Letter of Credit.

         (b) Have access to and inspect, examine and copy the financial books, records and accounts of the Company pertaining to the Facility.

         (c) Take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due or to enforce observance or performance of any covenant, condition or agreement of the Company under the Note or this Financing Agreement.

         Section 6.3. Application of Amounts Realized in Enforcement of Remedies. Any amounts collected pursuant to action taken under Section 6.2 hereof shall be applied in accordance with the provisions of the Indenture, or, if payment of the Bonds shall have been made, shall be applied according to the provisions of Section 8.06 of the Indenture.

         Section 6.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         Section 6.5. Attorney Fees and Other Expenses. Upon an Event of Default, the Company on demand shall pay to the Issuer and the Trustee the reasonable fees and expenses of their attorneys and other reasonable fees and expenses incurred by any of them in the collection of payments under the Note or the enforcement of any other obligations of the Company.

         Section 6.6. No Additional Waiver Implied by One Waiver. If either party or its assignee waives a default by the other party under any covenant, condition or agreement herein, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other default hereunder.

                                   ARTICLE VII

                             PREPAYMENT OF THE NOTE

         Section 7.1. Option To Prepay in Full. Subject to requirements under the Indenture for Available Moneys in certain instances, the Company may prepay in full the Note, without penalty or premium, and terminate this Financing Agreement prior to payment of the Bonds by (a) paying to the Trustee an amount of cash or U.S. Government Obligations that, together with existing investments in the Bond Fund, will comply with the requirements for the defeasance of the Bonds set forth in Article VII of the Indenture, and (b) by making arrangements satisfactory to the Trustee for giving any required notice of redemption.

         Section 7.2. Mandatory Payment. The Company shall prepay the Note in full or in part (a) upon the occurrence of a Determination of Taxability as defined in the Indenture, or (b) as otherwise provided in Section 3.01 of the Indenture.

         Section 7.3. Option To Prepay in Part. The Company may prepay the Note in part, and the Issuer agrees that the Trustee may accept such payments to be paid to the Trustee for deposit in the Bond Fund and used for redemption or, at the election of the Company, purchase of outstanding Bonds, in the manner and to the extent provided in the Indenture. The principal amount of each Bond so purchased, delivered or credited shall be appropriately credited by the Trustee against the obligation of the Company to make future payments on the Note.

         Section 7.4. Relation of Options to Indenture. The options granted to the Company in this Article may be exercised whether or not the Company is in default under this Financing Agreement, provided that any such default will not result in the nonfulfillment of any condition to the exercise of any such option.

         Section 7.5. Obligations After Payment of Note and Termination of Financing Agreement. Anything contained in this Article VII to the contrary notwithstanding, the obligations of the Company contained in Section 5.6 and the obligation of the Company to pay the costs and expenses of the Issuer, the Trustee and the Remarketing Agent shall continue after payment of the Note and termination of this Financing Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 8.1. Term of Financing Agreement; Amounts Remaining After Payment of the Bonds. This Financing Agreement shall be effective upon execution and delivery hereof, and subject to earlier termination upon prepayment in full of the Note and all other amounts required to be paid hereunder, including all amounts payable under the Indenture, shall expire at midnight on September 1, 2010, or if such payment of the Note has not been made on such date, when payment in full of the Note and all other amounts required to be paid hereunder shall have been made, except that, notwithstanding the foregoing, the obligation of the Company to indemnify and pay the costs and expenses of the Issuer, the Remarketing Agent and the Trustee shall survive the expiration of this Financing Agreement. Any amounts remaining after payment of the Bonds and payment of the fees and expenses of the Trustee, the Remarketing Agent and the Issuer in accordance with the Indenture shall be distributed as set forth in Section 4.07 of the Indenture.

         Section 8.2. Notices, etc. Unless otherwise provided herein, all demands, notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed by first class registered or certified mail, postage prepaid, addressed:

         (a) if to the Issuer, to Harrison County, West Virginia, Harrison County Courthouse, Clarksburg, West Virginia 26301, Attention: President of Harrison County Commission;

         (b) if to the Trustee, to One Valley Bank, National Association, P.O. Box 1793, Charleston, West Virginia 25326, Attention: Corporate Trust Department;

         (c) if to the Company, to Salem Health Care Corp., 146 Water Street, Salem, West Virginia 26426;

         (d) if to the Underwriter or Remarketing Agent, to Crews and Associates, Inc. 2000 Union National Plaza, 124 West Capitol, Little Rock, Arkansas 72201;

         (e) if to the Bank, to NationsBank of Texas, N.A, 901 Main Street, 13th Floor, Dallas, Texas 75202, Attention: Marie
Lancanster; and

         A duplicate copy of each demand, notice, approval, consent, request or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee, the Bank and the Remarketing Agent. The Company, the Issuer, the Trustee, the Bank and the Remarketing Agent may, by notice given hereunder, designate any further or different addresses to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

         Section 8.3. Amendments to financing Agreement and Note. Neither this Financing Agreement nor the Note shall be amended or supplemented and no substitution shall be made for the Note subsequent to the issuance of the Bonds and before payment of the Bonds, without the consent of the Trustee, given in accordance with Article XI of the Indenture.

         Section 8.4. Successors and Assigns. This Financing Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Without the prior written consent of the Issuer, the Trustee and the Bank, no assignment by the Company shall relieve the Company of its obligations hereunder.

         Section 8.5. Severability. If any provision of this Financing Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

         Section 8.6. Applicable Law. This Financing Agreement shall be governed by the applicable laws of the State of West Virginia.

         Section 8.7. Counterparts. This Financing Agreement may be executed in counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument; except that to the extent, that this Financing Agreement shall constitute personal property under the Uniform Commercial Code of West Virginia, no security interest in this Financing Agreement may be created or perfected through the transfer or possession of any counterpart of this Financing Agreement other than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Financing Agreement.

         Section 8.8. Bank May Perform Company's Obligations. The Bank may perform or observe any covenant, condition or agreement of the Company hereunder and such performance or observance shall be treated in all respects as the act of the Company.

         Section 8.9. Entire Agreement. This Financing Agreement together with the Indenture and the Note constitute the entire agreement between the Issuer and the Company and supersede all prior agreements and understandings, both oral and written, between the Issuer and the Company with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Issuer has caused this Financing Agreement to be executed on its behalf and its seal to be affixed hereto and attested by the duly authorized officers of The County Commission of Harrison County, West Virginia, and the Company has caused this Financing Agreement to be executed in its name by the duly authorized officer of its general partner, all as of the date first above written.

                              THE COUNTY COMMISSION OF HARRISON COUNTY BY AND ON BEHALF OF HARRISON COUNTY, WEST (SEAL) VIRGINIA

                              By
                                 -----------------------------------------------
President

ATTEST:

By

Its

                             SALEM HEALTH CARE CORP., a West Virginia corporation

                             By

                             Its
ATTEST:

By

Its

                              RECEIPT

         Receipt of the foregoing original counterpart of the Financing Agreement dated as of September 1, 1996, between The County Commission of Harrison County by and on behalf of Harrison County, West Virginia and Salem Health Care Corp., is hereby acknowledged as of the 30th day of September, 1996.

                                    ONE VALLEY BANK, NATIONAL ASSOCIATION,
                                    as Trustee

                                    By
                                    Vice President

The material exhibits to this document are as follows, and are available upon request:

CONTINUING DISCLOSURE AGREEMENT executed and delivered by SALEM HEALTH CARE CORP., a West Virginia limited partnership, as the borrower and ONE VALLEY BANK, NATIONAL ASSOCIATION in connection with the issuance of $2,185,000 Harrison County, West Virginia First Mortgage Refunding Revenue Bonds, Series 1996 being issued pursuant to a Trust Indenture dated as of September 1, 1996, by and between the Harrison County, West Virginia and One Valley Bank, National Association.

Official Statement regarding exemption from taxation.

TAX REGULATORY AGREEMENT AND NO ARBITRAGE CERTIFICATE by and among Harrison County, West Virginia, Salem Health Care Corp. and One Valley Bank, National Association, Charleston, West Virginia, as Trustee.